Exhibit 99.1

Rivian Releases Third Quarter 2025 Financial Results

•Consolidated revenue growth of 78 percent year-over-year
•Generated $24 million of consolidated gross profit for the quarter
•R2 progress remains on track for deliveries in the first half of 2026
•Announced company to host Autonomy & AI day on Thursday, December 11, 2025

Irvine, California, November 4, 2025: Rivian Automotive, Inc. (NASDAQ: RIVN), an American automotive manufacturer that develops and builds category-defining electric vehicles as well as software and services that address the entire lifecycle of the vehicle, today announced its third-quarter 2025 financial results.

RJ Scaringe, Rivian Founder and CEO, said:
“In Q3, we continued to make significant progress across our strategic priorities which includes R2 and our technology roadmap. R2 delivers on the adventurous spirit customers expect from Rivian. It’s also a great daily driver that will fit so many different use cases for our customers. Over the long term, we believe the automotive industry will be fully electric, autonomous and software-defined. We continue to believe that Rivian’s vertically integrated technologies and direct-to-customer ownership experience position our company to build a category-defining brand with a strong product portfolio for the U.S. and European markets.”

Third Quarter 2025 Results Summary

Production and Deliveries
•10,720 vehicles produced at Rivian’s manufacturing facility in Normal, Illinois.
•13,201 vehicles delivered to customers, which is expected to be the highest delivery quarter for the year, as previously stated.

Revenues
•$1,558 million consolidated revenues, a 78 percent increase over the same quarter of the previous year.
◦ $1,142 million of automotive revenues, a 47 percent increase over the same quarter of the previous year, driven by increased vehicle deliveries and increased average selling prices.
◦$416 million of software and services revenue, a 324 percent increase over the same quarter of the previous year, primarily due to vehicle electrical architecture and software development services that were not performed last year.

Gross Profit
•$24 million of consolidated gross profit, a $416 million improvement over the same quarter in the previous year.
◦ $(130) million automotive gross profit loss, a $249 million improvement over the same quarter of the previous year, due to increased average selling prices and reductions in the cost of revenues.

Exhibit 99.1
◦$154 million software and services gross profit, a $167 million improvement over the same quarter of the previous year, due to the company’s joint venture with Volkswagen Group and increases in remarketing sales and vehicle repair and maintenance service.

Business Highlights

Preparations for the launch of R2 in the first half of 2026 remain on track. Rivian recently completed the construction of the 1.1 million square foot R2 body shop and general assembly facility and the 1.2 million square foot supplier park and logistics center in Normal, Illinois. All shops have started equipment bring-up with all lines of the R2 body shop fully installed and powered on for robot commissioning. Rivian expects to begin manufacturing validation builds at year end. In addition, Rivian has completed updates to the company’s paint shop that will enable an increase of total annual capacity to 215,000 units per year. To prepare for longer-term capacity expansion of the mid-size platform, in September Rivian held a groundbreaking ceremony for its second U.S. manufacturing facility outside Social Circle, Georgia. This site is expected to create 7,500 manufacturing jobs and add an additional 400,000 annual units of capacity when both construction phases are complete.
The Rivian Autonomy Platform has been designed around an AI-centric end-to-end approach. Recent updates in the quarter provide expansion of hands-free capabilities on the highway for second generation R1 vehicles, contributing to a 70 percent increase in miles driven using the feature. On December 11, Rivian plans to host an Autonomy & AI day where it will share more details on the company’s autonomy vision and technology roadmap.

Rivian vehicles are designed with integrated software-defined architecture, enabling the company to build features that deliver more value over time through OTA updates. Rivian recently delivered multiple new features including smart charging schedule recommendation. In October, Rivian also released the company’s “Halloween mode” bringing a spooky swamp-themed car costume, an entire sensory experience with a custom soundscape and eerie lighting on the inside and exterior.

Rivian’s focus remains on scaling the company’s commercial infrastructure to drive brand awareness in preparation for the launch of R2. The company now has 35 spaces, complemented by 95 service locations, with the majority providing both sales activities and demo drives. The Rivian Adventure Network continues to scale, adding an additional 8 sites, including Rivian’s newest Charging Outpost in the Hamptons, NY. There are now over 850 chargers across 131 sites active in 38 states. Rivian continued its campaign to upfit the network to be accessible to all types of electric vehicles. The network is now over 90 percent accessible to all EVs, with the objective of bringing this to 100 percent with further upfits.

2025 Annual Guidance Summary

Current outlook
Vehicles Delivered	41,500 - 43,500
Adj. EBITDA	($2,000) million - ($2,250) million
Capital Expenditures	$1,800 million - $1,900 million
Rivian will host an audio webcast to discuss its results and provide a business update at 2:00pm PT / 5:00pm ET on Tuesday, November 4, 2025. The link to the webcast and shareholder letter will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.

Quarterly Financial Performance

(in millions, except production, delivery, and gross margin amounts)
(unaudited)

	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Production	13,157	12,727	14,611	5,979	10,720
Delivery	10,018	14,183	8,640	10,661	13,201

Revenues
Automotive	$776	$1,520	$922	$927	$1,142
Software and services	98	214	318	376	416
Total revenues[2]	$874	$1,734	$1,240	$1,303	$1,558
Cost of revenues
Automotive	$1,155	$1,410	$830	$1,262	$1,272
Software and services	111	154	204	247	262
Total cost of revenues[2]	$1,266	$1,564	$1,034	$1,509	$1,534
Gross profit	$(392)	$170	$206	$(206)	$24
Gross margin	(45)%	10%	17%	(16)%	2%

Research and development	$350	$374	$381	$410	$453
Selling, general, and administrative	427	457	480	498	554
Total operating expenses	$777	$831	$861	$908	$1,007

Adjusted research and development (non-GAAP)¹	$271	$277	$285	$316	$361
Adjusted selling, general, and administrative (non-GAAP)¹	328	343	345	365	422
Total adjusted operating expenses (non-GAAP)¹	$599	$620	$630	$681	$783

Adjusted EBITDA (non-GAAP)[1]	$(757)	$(277)	$(329)	$(667)	$(602)
Cash, cash equivalents, and short-term investments[3]	$6,739	$7,700	$7,178	$7,508	$7,088

Net cash (used in) provided by operating activities	$(876)	$1,183	$(188)	$64	$26
Capital expenditures	(277)	(327)	(338)	(462)	(447)
Free cash flow (non-GAAP)¹	$(1,153)	$856	$(526)	$(398)	$(421)

Depreciation and amortization expense
Cost of revenues	$186	$145	$75	$185	$125
Research and development	20	18	17	17	18
Selling, general, and administrative	53	55	55	52	55
Total depreciation and amortization expense	$259	$218	$147	$254	$198

Stock-based compensation expense
Cost of revenues	$6	$16	$24	$37	$24
Research and development	59	79	79	77	74
Selling, general, and administrative	46	59	80	81	77
Total stock-based compensation expense	$111	$154	$183	$195	$175

Inventory write-downs
Inventory LCNRV write-downs[3]	$130	$66	$23	$48	$24
Liabilities for losses on firm purchase commitments[3]	10	5	—	—	—
Total inventory write-downs and liabilities for losses on firm purchase commitments[3]	$140	$71	$23	$48	$24
¹ A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided later in this document.
[2] The prior periods have been recast to conform to current period presentation.
[3] Amount as of date shown.

Condensed Consolidated Balance Sheets

(in millions, except per share amounts)
(unaudited)

Assets	December 31, 2024	September 30, 2025
Current assets:
Cash and cash equivalents	$5,294	$4,441
Short-term investments	2,406	2,647
Accounts receivable, net	443	203
Inventory	2,248	1,638
Other current assets	192	346
Total current assets	10,583	9,275
Property, plant, and equipment, net	3,965	4,837
Operating lease assets, net	416	552
Other non-current assets	446	553
Total assets	$15,410	$15,217

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$499	$554
Accrued liabilities	835	1,388
Current portion of deferred revenues, lease liabilities, and other liabilities	917	1,483
Total current liabilities	2,251	3,425
Long-term debt	4,441	4,438
Non-current lease liabilities	379	529
Other non-current liabilities	1,777	1,741
Total liabilities	8,848	10,133
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10 shares authorized and 0 shares issued and outstanding as of December 31, 2024 and September 30, 2025	—	—
Common stock, $0.001 par value; 3,508 and 5,258 shares authorized and 1,131 and 1,226 shares issued and outstanding as of December 31, 2024 and September 30, 2025, respectively	1	1
Additional paid-in capital	29,866	31,198
Accumulated deficit	(23,305)	(26,140)
Accumulated other comprehensive (loss) income	(4)	7
Noncontrolling interest	4	18
Total stockholders' equity	6,562	5,084

Total liabilities and stockholders' equity	$15,410	$15,217

Condensed Consolidated Statements of Operations[1]

(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025
Automotive	$776	$1,142	$2,966	$2,991
Software and services	98	416	270	1,110
Total revenues	874	1,558	3,236	4,101
Automotive	1,155	1,272	4,283	3,364
Software and services	111	262	323	713
Total cost of revenues	1,266	1,534	4,606	4,077
Gross profit	(392)	24	(1,370)	24
Operating expenses
Research and development	350	453	1,239	1,244
Selling, general, and administrative	427	554	1,419	1,532
Total operating expenses	777	1,007	2,658	2,776
Loss from operations	(1,169)	(983)	(4,028)	(2,752)
Interest income	95	76	302	229
Interest expense	(87)	(69)	(237)	(210)
Gain (loss) on convertible notes, net	60	—	(30)	—
Other income (expense), net	1	(191)	(8)	(86)
Loss before income taxes	(1,100)	(1,167)	(4,001)	(2,819)
Provision for income taxes	—	1	(2)	(3)
Net loss	$(1,100)	$(1,166)	$(4,003)	$(2,822)
Less: Net income attributable to noncontrolling interest	—	7	—	13
Net loss attributable to common stockholders	$(1,100)	$(1,173)	$(4,003)	$(2,835)
Net loss attributable to common stockholders, basic and diluted	$(1,100)	$(1,173)	$(4,003)	$(2,835)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(1.08)	$(0.96)	$(4.01)	$(2.42)
Weighted-average common shares outstanding, basic and diluted	1,014	1,220	998	1,171
[1] The prior period has been recast to conform to current period presentation.

Condensed Consolidated Statements of Cash Flows[1]

(in millions)
(unaudited)

	Nine Months Ended September 30,
	2024	2025
Cash flows from operating activities:
Net loss	$(4,003)	$(2,822)
Depreciation and amortization	813	583
Stock-based compensation expense	538	551
Gain on equity method investment	—	(101)
Loss on convertible notes, net	30	—
Other non-cash activities	99	(6)
Changes in operating assets and liabilities:
Accounts receivable, net	(57)	267
Inventory	(208)	511
Other assets	(41)	(26)
Accounts payable and accrued liabilities	(339)	488
Deferred revenues	65	495
Other liabilities	204	(38)
Net cash used in operating activities	(2,899)	(98)

Cash flows from investing activities:
Purchases of equity securities and short-term investments	(2,476)	(2,571)
Sales of equity securities and short-term investments	—	107
Maturities of short-term investments	2,696	2,204
Capital expenditures	(814)	(1,247)
Net cash used in investing activities	(594)	(1,507)

Cash flows from financing activities:
Proceeds from stock-based compensation programs	36	34
Proceeds from issuance of capital stock	—	750
Proceeds from issuance of long-term debt	—	1,250
Repayments of long-term debt	—	(1,250)
Proceeds from issuance of convertible notes	1,000	—
Other financing activities	(4)	(37)
Net cash provided by financing activities	1,032	747

Effect of exchange rate changes on cash and cash equivalents	—	5
Net change in cash	(2,461)	(853)
Cash, cash equivalents, and restricted cash—Beginning of period	7,857	5,294
Cash, cash equivalents, and restricted cash—End of period	$5,396	$4,441

Supplemental disclosure of non-cash investing and financing activities:
Capital expenditures included in liabilities	$369	$499
Capital stock issued to settle bonuses	$179	$47
Right-of-use assets obtained in exchange for operating lease liabilities	$122	$224
[1] The prior period has been recast to conform to current period presentation.

Reconciliation of Non-GAAP
Financial Measures

(in millions)
(unaudited)

	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025

Adjusted Research and Development Expenses
Total research and development expenses	$350	$374	$381	$410	$453
R&D depreciation and amortization expenses	(20)	(18)	(17)	(17)	(18)
R&D stock-based compensation expenses	(59)	(79)	(79)	(77)	(74)
Adjusted research and development (non-GAAP)	$271	$277	$285	$316	$361

Adjusted Selling, General, and Administrative Expenses
Total selling, general, and administrative expenses	$427	$457	$480	$498	$554
SG&A depreciation and amortization expenses	(53)	(55)	(55)	(52)	(55)
SG&A stock-based compensation expenses	(46)	(59)	(80)	(81)	(77)
Adjusted selling, general, and administrative (non-GAAP)	$328	$343	$345	$365	$422

Adjusted Operating Expenses
Total operating expenses	$777	$831	$861	$908	$1,007
R&D depreciation and amortization expenses	(20)	(18)	(17)	(17)	(18)
R&D stock-based compensation expenses	(59)	(79)	(79)	(77)	(74)
SG&A depreciation and amortization expenses	(53)	(55)	(55)	(52)	(55)
SG&A stock-based compensation expenses	(46)	(59)	(80)	(81)	(77)
Total adjusted operating expenses (non-GAAP)	$599	$620	$630	$681	$783

Adjusted EBITDA
Net loss attributable to common stockholders	$(1,100)	$(744)	$(545)	$(1,117)	$(1,173)
Interest income, net	(8)	(2)	(9)	(3)	(7)
Provision for income taxes	—	3	2	2	(1)
Depreciation and amortization	259	218	147	254	198
Stock-based compensation expense	111	154	183	195	175
Other (income) expense, net	(1)	(1)	(107)	2	191
(Gain) Loss on convertible notes, net	(60)	82	—	—	—
Cost of revenue efficiency initiatives	37	—	—	—	—
Restructuring expenses	—	—	—	—	15
Joint venture formation expenses and other items	5	13	—	—	—
Adjusted EBITDA (non-GAAP)	$(757)	$(277)	$(329)	$(667)	$(602)

Free Cash Flow
Net cash (used in) provided by operating activities	$(876)	$1,183	$(188)	$64	$26
Capital expenditures	(277)	(327)	(338)	(462)	(447)
Free cash flow (non-GAAP)	$(1,153)	$856	$(526)	$(398)	$(421)

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles as well as software and services that address the entire lifecycle of the vehicle. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com

Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, including our future financial results, vehicle profitability and future gross profits, our future capital expenditures, the underlying trends in our business (including customer preferences and expectation), global economic conditions, including evolving trade regulation, policies and tariffs and the resulting impact on our global supply chain and material costs and access, including changes to the availability of government and economic incentives, including tax credits, for electric vehicles, our market opportunity, and our potential for growth, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, scaling our service infrastructure, our expected future products and technology and product enhancements including enhanced performance features, and pricing (including the launches of R2 and R3), potential expansion of commercial van sales, future revenue opportunities, including with respect to the emerging autonomous driving market, our joint venture with Volkswagen Group, including the expected benefits from the partnership and future Volkswagen Group investments, expected benefits from partnerships with other third parties, and other expected incremental available capital pursuant to agreements with Volkswagen Group and the U.S. Department of Energy. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; that we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of consumers; our ability to grow sales of our commercial vehicles, risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us; consumers’ willingness to adopt electric vehicles; risks associated with our joint venture with Volkswagen Group, risks associated with additional strategic alliances or acquisitions, that we may experience significant delays in the manufacture and delivery of our vehicles; that our long-term results depend on our ability to successfully introduce and market new products and services; that we have experienced and could continue to experience cost increases or disruptions in supply of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to scale our business and manage future growth effectively; our ability to maintain our relationship with one customer that has generated a significant portion of our revenues; that we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our ability to offer attractive financing and leasing options; that we may not succeed in maintaining and strengthening our brand; that our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; that we rely on complex machinery, and production involves a significant degree of risk and uncertainty; that our operations, IT systems and vehicles rely on highly technical software and hardware that could contain errors or defects; that we may not successfully develop the complex software and technology systems in coordination with the Volkswagen Group joint venture and our other vendors needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; that we have limited experience servicing and repairing our vehicles; that the automotive industry is rapidly evolving and may be subject to unforeseen changes; risks associated with advanced driver assistance systems technology; the unavailability, reduction or elimination of government and economic incentives and credits for electric vehicles; that we may not be able to obtain the government grants, loans, and other incentives, including regulatory credits, for which we apply or on which we rely; that vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; that future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; that our business may be adversely affected by labor and union activities; that our financial results may vary significantly from period to period; that we have incurred a significant amount of debt and expect to incur significant additional indebtedness; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; that breaches in data security, failure of technology systems, cyber-attacks or other security or privacy-related incidents could harm our business; risks related to our use of artificial intelligence technologies; risk of intellectual property infringement claims; that our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; effect of trade tariffs or other trade barriers; effects of export and import control laws; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it focuses on underlying operating results and trends, provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted research and development expenses, adjusted selling, general, and administrative expenses, adjusted EBITDA, and free cash flow.

Adjusted research and development expenses is defined as total research and development expenses, less R&D depreciation and amortization expenses and R&D stock-based compensation expenses.

Adjusted selling, general, and administrative expenses is defined as total selling, general, and administrative expenses, less SG&A depreciation and amortization expenses and SG&A stock-based compensation expenses.

Adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, other (expense) income, net, and special items. Our management team ordinarily excludes special items from its review of the results of the ongoing operations. Special items is comprised of (i) cost of revenue efficiency initiatives which include costs incurred as we transition between major vehicle programs, cost incurred for negotiations with major suppliers regarding changing demand forecasts or design modifications, and other costs for enhancing capital and cost optimization of the Company (ii) restructuring expenses for significant actions taken by the Company, (iii) significant asset impairments and write-offs, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities, including loss (gain) on convertible note, net, and joint venture formation expenses.

Free cash flow is defined as net cash used in operating activities less capital expenditures.